UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2017

GOLDEN ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Minnesota	000-24993	41-1913991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6595 S Jones Blvd., Las Vegas, Nevada	89118
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 893-7777

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b 2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

On June 10, 2017, Golden Entertainment, Inc. (the “Company” or “Golden”), entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with W2007/ACEP Managers Voteco, LLC, (“ACEP Voteco”) and W2007/ACEP Holdings, LLC, (“ACEP Holdings” and, together with ACEP Voteco, the “Sellers”), affiliates of Whitehall Street Real Estate Fund 2007, a real estate private equity fund managed by the Merchant Banking Division of Goldman Sachs & Co. LLC, pursuant to which the Company agreed to acquire all of the outstanding equity interests (the “Transaction”) of American Casino & Entertainment Properties, LLC, a Delaware limited liability company (“American”).

Under the terms of the Purchase Agreement, the aggregate consideration to be paid by Golden for the Transaction is $850 million, consisting of $781 million in cash and 4,046,494 shares of Golden common stock, subject to customary adjustments set forth in the Purchase Agreement relating to the net working capital and indebtedness of American, as of the closing of the Transaction.

In connection with entering into the Purchase Agreement, on June 10, 2017 the Company entered into a debt financing commitment letter (the “Debt Commitment Letter”) with JPMorgan Chase Bank, N.A. (“JPMorgan”), Credit Suisse AG and Credit Suisse Securities (USA) LLC (together, “Credit Suisse”), Macquarie Capital (USA) Inc. and Macquarie Capital Funding LLC (together, “Macquarie”), and Morgan Stanley Senior Funding, Inc. (“Morgan Stanley” and together with JPMorgan, Credit Suisse and Macquarie, the “Financing Sources”). Pursuant to the Debt Commitment Letter the Company has obtained debt financing commitments (“Debt Commitments”) from the Financing Sources for (i) a senior secured first lien credit facility in an aggregate principal amount of $900 million comprised of (a) a term loan facility of $800 million and (b) a revolving credit facility of $100 million and (ii) a senior secured second lien credit facility in an aggregate principal amount of $200 million. The aggregate proceeds of Debt Commitments (the “Financing”) will be used by the Company (i) to pay the cash portion of the purchase price, (ii) to pay fees and expenses incurred by the Company in connection with the Transaction and (iii) to refinance the Company’s existing credit facility.

The Purchase Agreement provides that completion of the Transaction is subject to the satisfaction or waiver of customary closing conditions, including, among other things, (i) the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (ii) obtaining applicable gaming authority approvals, and (iii) the absence of a material adverse effect regarding American. The completion of the transaction is not subject to a financing contingency.

The Purchase Agreement contains customary representations, warranties and covenants related to American, the Company and the Transaction. Between the date of the Purchase Agreement and the completion of the Transaction, subject to certain exceptions, the Company and American each agreed to operate their respective businesses in all material respects in the ordinary course of business consistent with past practice, and to use reasonable best efforts to, among other things, preserve intact their respective business relationships. The parties have agreed to use reasonable best efforts to obtain the Financing and to obtain necessary regulatory approvals, including the receipt of required approvals of gaming authorities and the expiration of the waiting period under the Hart-Scott-Rodino Act. The Company has agreed to divest assets of American and/or Golden as may be required to obtain any applicable regulatory approvals and to avoid the entry of, or have vacated, any legal restraint or prohibition preventing the consummation of the Transaction.

The Purchase Agreement includes customary termination provisions for both the Company and the Sellers. The Sellers will be entitled to receive a termination fee from the Company equal to $20 million in the event the Company fails to complete the Transaction after the Company’s conditions to closing have been satisfied and the Company’s failure to consummate the Transaction is the result of a failure of the Financing to be funded, or if the Purchase Agreement is terminated as a result of a material uncured breach of the Company’s obligations to pursue the Financing. In addition, following a termination each party will remain liable to the other for any willful material breach of the provisions of the Purchase Agreement. Both the Company and the Sellers have the right to terminate the Purchase Agreement if the closing has not occurred by January 10, 2018, subject to the right of either party to extend such date to March 10, 2018 if all of the conditions to closing the Transaction have been satisfied other than the required approvals of gaming authorities and/or the expiration of the waiting period under the Hart-Scott-Rodino Act.

In connection with the closing of the Transaction, the Company and ACEP Holdings will enter into certain additional ancillary agreements which are attached as exhibits to the Purchase Agreement, including a stockholder’s agreement that will provide for, among other things, a 90-day restriction on sales of Golden common stock by Sellers (subject to certain exceptions) and a standstill agreement, and a registration rights agreement with respect to the shares of Golden common stock to be issued at the closing and certain other customary agreements.

The foregoing summary of the material terms of the Purchase Agreement and the Debt Commitment Letter is not complete and is qualified in its entirety by reference to the Purchase Agreement and the Debt Commitment Letter, which are attached hereto as Exhibits 2.1 and 10.1, respectively, and the full text of the Purchase Agreement and the Debt Commitment Letter is incorporated herein by reference.

The representations, warranties and covenants of the parties contained in the Purchase Agreement and the Debt Commitment Letter are made solely for the benefit of the parties thereto. In addition, such representations, warranties and covenants are (i) made only for purposes of the Purchase Agreement and the Debt Commitment Letter, (ii) qualified by confidential disclosures made by the parties to each other in connection with the Purchase Agreement and the Debt Commitment Letter, (iii) subject to materiality qualifications contained in the Purchase Agreement and the Debt Commitment Letter which may differ from what may be viewed as material by investors, (iv) made only as of the date of the Purchase Agreement and the Debt Commitment Letter or such other date as is specified in the Purchase Agreement or the Debt Commitment Letter and (v) included in the Purchase Agreement and the Debt Commitment Letter for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Accordingly, the Purchase Agreement and the Debt Commitment Letter are included with this filing only to provide investors with information regarding the terms of the Purchase Agreement and the Debt Commitment Letter, and not to provide investors with any other factual information regarding the parties or their respective businesses. Investors should not rely on the representations, warranties or covenants, or any descriptions thereof, as characterizations of the actual state of facts or condition of the parties or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement and the Debt Commitment Letter, which subsequent information may or may not be fully reflected in the parties’ public disclosures. The Purchase Agreement and the Debt Commitment Letter should not be read alone, but should instead be read in conjunction with the other information regarding the parties, the Transaction and other documents that the parties will file with the U.S. Securities and Exchange Commission.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements regarding future events, including statements regarding the proposed transaction and the ability to consummate the proposed transaction, that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. Forward-looking statements can generally be identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “project,” “potential,” “seek,” “should,” “think,” “will,” “would” and similar expressions, or they may use future dates. Forward-looking statements in this report include, without limitation statements regarding: the planned completion of the Transaction; the Company’s plans, objectives, expectations and intentions; and the expected timing of completion of the Transaction. It is important to note that the Company’s goals and expectations are not predictions of actual performance. These forward-looking statements are subject to assumptions, risks and uncertainties that may change at any time, and readers are therefore cautioned that actual results could differ materially from those expressed in any forward-looking statements. Factors that could cause actual results to differ include, among other things: the ability to obtain required regulatory approvals for the Transaction (including the approval of gaming and antitrust authorities necessary to complete the Transaction), the timing of obtaining such approvals and the risk that such approvals may result in the imposition of conditions that could materially adversely affect the Company, American and the expected benefits of the Transaction; the risk that a condition to closing of the Transaction may not be satisfied on a timely basis or at all, the failure of the Transaction to close for any other reason and the risk of liability to the Company in connection therewith; access to available financing (including financing for the acquisition) on a timely basis and on reasonable terms; the effects of disruption caused by the Transaction making it more difficult for the Company to execute its operating plan effectively or to maintain relationships with employees, vendors and other business partners; failure to realize the anticipated cost savings, synergies and other benefits of the Transaction, and other acquisition transactions; stockholder litigation in connection with the Transaction; the Company’s ability to successfully integrate American’s businesses and other acquired businesses; changes in national, regional and local economic, political and market conditions; legislative and regulatory matters (including the cost of compliance or failure to comply with applicable laws and regulations); increases in gaming taxes and fees in the jurisdictions in which the Company operates; litigation; increased competition; the Company’s ability to renew its distributed gaming contracts; reliance on key personnel (including our Chief Executive Officer, Chief Operating Officer and Chief Strategy and Financial Officer); the level of the Company’s indebtedness and the Company’s ability to comply with covenants in its debt facilities; terrorist incidents; natural disasters; severe weather conditions; the effects of environmental and structural building conditions; the effects of disruptions to the Company’s information technology and other systems and infrastructure; factors affecting the gaming, entertainment and hospitality industries generally; and other risks and uncertainties discussed in the Company’s filings with the SEC, including the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016. The Company undertakes no obligation to update any forward-looking statements as a result of new information, future developments or otherwise. All forward-looking statements in this report are qualified in their entirety by this cautionary statement.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

2.1*	Membership Interest Purchase Agreement, dated as of June 10, 2017, by and among Golden Entertainment, Inc., W2007/ACEP Managers Voteco, LLC, and W2007/ACEP Holdings, LLC.

10.1	Commitment Letter, dated as of June 10, 2017, from JPMorgan Chase Bank, N.A., Credit Suisse AG, Credit Suisse Securities (USA) LLC, Macquarie Capital (USA) Inc., Macquarie Capital Funding LLC, and Morgan Stanley Senior Funding, Inc.

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K, but a copy will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GOLDEN ENTERTAINMENT, INC. (Registrant)

Date: June 12, 2017	/s/ Charles H. Protell
	Name:	Charles H. Protell
	Title:	Executive Vice President, Chief Strategy Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1*	Membership Interest Purchase Agreement, dated as of June 10, 2017, by and among Golden Entertainment, Inc., W2007/ACEP Managers Voteco, LLC, and W2007/ACEP Holdings, LLC

10.1	Commitment Letter, dated as of June 10, 2017, from JPMorgan Chase Bank, N.A., Credit Suisse AG, Credit Suisse Securities (USA) LLC, Macquarie Capital (USA) Inc., Macquarie Capital Funding LLC, and Morgan Stanley Senior Funding, Inc.

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K, but a copy will be furnished to the Securities and Exchange Commission upon request.